Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 25, 2016, by and between CurAegis Technologies, Inc., a New York corporation (the “Company”), each purchaser executing a counterpart signature page to this Agreement (each a “Purchaser” and collectively the “Purchasers”).

RECITALS

A.     The Purchasers desire to purchase from the Company, and the Company desires to sell to the Purchasers, senior convertible promissory notes of the Company in the aggregate principal amount up to Three Million Dollars ($3,000,000), in the form attached hereto as Exhibit A (individually, a “Note” and collectively, the “Notes”), together with warrants in the form attached hereto as Exhibit B (individually, a “Warrant” and collectively individually, the “Warrants”), to purchase in the aggregate up to that number shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), equal to 10% of the number of shares of Common Stock initially issuable on conversion of the Notes.

B.     The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW THEREFORE, in consideration of the foregoing recitals, the covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchasers and the Company hereby agree as follows:

Section 1.     Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings given thereto:

“Accredited Investor Questionnaire” means the accredited investor questionnaire attached hereto as Exhibit C.

“Affiliate” of a Person shall mean with respect to such a Person or entity, any Person or entity which directly or indirectly Controls, is Controlled by, or is under common Control with such Person or entity.

“Claim” shall mean any and all liens, claims, options, charges, pledges, security interests, voting agreements, voting trusts, encumbrances, rights or restrictions of any nature.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Initial Purchasers” means the Purchasers means the Purchasers purchasing Notes and Warrants at the Initial Closing.

“Investors Rights Agreement” means that Amended and Restated Investors’ Rights Agreement dated as of March 28, 2014 by and between the Company and the Series C/C-2 Investors.

“Knowledge” means the actual knowledge of Richard A. Kaplan, Kathleen A. Browne and Keith Gleasman.

“Legal Requirements” means all foreign, federal, state, municipal and local statutes, laws, ordinances, judgments, decrees, orders, rules, regulations, policies and guidelines;

“Material Adverse Effect” means any event, change or effect that is or would reasonably be expected to be materially adverse to the assets, liabilities, condition (financial or other), business or, results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or effect relating to or resulting from: (a) the announcement or other disclosure of this Agreement or the transactions contemplated herein; (b) conditions or changes in the general economic, business or financial environment which do not affect the Company and its Subsidiaries or the industries in which the Company and its Subsidiaries operates in a disproportionate manner; (c) an act of terrorism or an outbreak or escalation of hostilities or war (whether declared or not declared) or any natural disasters or any national or international calamity or crisis affecting the United States; (d) actions taken by the Purchasers that are contemplated by this Agreement or the performance of obligations under this Agreement; (e) changes in Legal Requirements which do not affect the Company and its Subsidiaries or the industries in which the Company and its Subsidiaries operates in a disproportionate manner; or (f) changes in United States generally accepted accounting principles (“GAAP”) which do not affect the Company disproportionately.

“Permitted Encumbrances” means (a) real estate taxes, assessments and other governmental levies, fees, or charges imposed that are (i) not due and payable as of the Closing Date or (ii) being contested by appropriate proceedings; (b) mechanics’ liens and similar liens for labor, materials, or supplies provided for amounts that are (i) not delinquent or (ii) being contested by appropriate proceedings (and, in either event, are not material); (c) zoning, building codes, and other land use laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any governmental authority having jurisdiction over real property; (d) liens, security interest or other encumbrances for any indebtedness of the Company or its Subsidiaries; and (e) easements, covenants, conditions, restrictions and other similar matters affecting title to real property and other encroachments and title and survey defects that do not or would not materially impair the use or occupancy of such real property in the operation of the business of the Company and its Subsidiaries taken as a whole.

“Person” means an individual, corporation, partnership, association, trust, any unincorporated organization or any other entity.

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“Purchase Price” means the purchase price payable by the Purchaser to the Company for the Securities which, which respect to each Purchaser, shall be equal to the original principal amount of the Note purchased by such Purchaser.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since December 31, 2015 through and including through the date hereof, with the SEC pursuant to the reporting requirements of the Exchange Act, including all exhibits included or incorporated by reference therein and financial statements and schedules thereto and documents included or incorporated by reference therein.

“Series C/C-2 Investors” means the holders of the Company’s Series C Voting Convertible Preferred Stock and Series C-2 Voting Convertible Preferred Stock.

“Subsidiary” of a Person means any corporation more than fifty (50%) percent of whose outstanding voting securities, or any partnership, limited liability company joint venture or other entity more than fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such Person.

“Transaction Documents” means this Agreement, the Notes, the Warrants and each other agreement, document and instrument executed in connection with the transactions contemplated hereby.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of a Warrant.

“Underlying Shares” means the Conversion Shares and the Warrants Shares.

Section 2.     Purchase of Securities.

2.1     Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement and in the Notes and Warrants, the Company agrees to sell the Securities to the Purchasers and the Purchasers agree to purchase the Securities from the Company.

2.2     Initial Closing.

(a)     The initial closing of the purchase and sale of the Securities (the “Initial Closing”) will take place on the date hereof (the “Initial Closing Date”) at the offices of Woods Oviatt Gilman, LLP, legal counsel to the Company (“Company Counsel”), at Two State Street, Rochester New York 14614, or remotely by exchange of electronic copies as the Company and the Initial Purchasers shall mutually agree.

(b)     At the Initial Closing, the Company shall deliver to each Initial Purchaser (against such Initial Purchaser’s deliveries set forth in Section 2.2(c)):

(i)     a Note, duly executed by the Company, payable to such Initial Purchaser in the principal amount equal to the Purchase Price set forth on such Initial Purchaser’s counterpart signature page to this Agreement; and

(ii)     a Warrant, duly executed by the Company, issued in the name of such Initial Purchaser to purchase the number of shares of Common Stock equal to 10% of the number of shares of Common Stock initially issuable on conversion of such Purchaser’s Note.

(c)     At the Initial Closing, each Initial Purchaser shall deliver to the Company (against the Company’s deliveries set forth in Section 2.2(b)):

(i)     the Purchase Price set forth on such Initial Purchaser’s counterpart signature page to this Agreement, by check or wire transfer of immediately available funds to the account designated by the Company in writing for such purpose; and

(ii)     an Accredited Investor Questionnaire, completed and duly executed by the Initial Purchaser, together with the information specified therein necessary for the Company to verify that the Initial Purchaser is an “accredited investor” as defined in Regulation D.

2.3     Subsequent Closings.

(a)     After the Initial Closing, at any time and from time to time for up to one hundred twenty (120) days after the Initial Closing, at one or more subsequent closings (each a “Subsequent Closing”), the Company may sell to any Additional Purchaser acceptable to the Company in its sole discretion additional Securities so long as the aggregate principal amount of all Notes issued and sold pursuant to this Agreement does not exceed $3,000,000. Each Subsequent Closing shall occur on a date and at a time mutually acceptable to the Company and the Additional Purchaser or Purchasers then purchasing Securities and at the offices of Company Counsel or remotely by exchange of electronic copies as the Company and the Initial Purchasers shall mutually agree.

(b)     At each Subsequent Closing, the Company shall deliver to each Additional Purchaser then purchasing Securities (against such Additional Purchaser’s deliveries set forth in Section 2.3(c)):

(i)     a Note, duly executed by the Company, payable to such Additional Purchaser in the principal amount equal to the Purchase Price set forth on such Additional Purchaser’s counterpart signature page to this Agreement; and

(ii)     a Warrant, duly executed by the Company, issued in the name of such Additional Purchaser to purchase the number of shares of Common Stock equal to 10% of the number of shares of Common Stock initially issuable on conversion of such Additional Purchaser’s Note.

(c)     At each Subsequent Initial Closing, each Additional Purchaser then purchasing Securities shall deliver to the Company (against the Company’s deliveries set forth in Section 2.3(b)):

(i)     a counterpart signature page to this Agreement, completed and duly executed by the Additional Purchaser;

(ii)     the Purchase Price set forth on such Additional Purchaser’s counterpart signature page to this Agreement, by wire transfer of immediately available funds to the account designated by the Company in writing for such purpose; and

(ii)     an Accredited Investor Questionnaire, completed and duly executed by the Additional Purchaser, together with the information specified therein necessary for the Company to verify that the Additional Purchaser is an “accredited investor” as defined in Regulation D.

2.4     Use of Proceeds. All funds paid to Company under this Agreement will be deposited in Company’s operating account and used as working capital and for general corporate purposes.

Section 3.     Purchaser’s Representations and Warranties. In order to induce the Company to enter into this Agreement and to sell and issue the Securities to the Purchasers, each Purchaser, severally and not jointly, represents and warrants to the Company that:

3.1     Power or Capacity. The Purchaser, if an entity, has all required corporate or other power and authority or, if an individual, the legal capacity to enter into and perform this Agreement and the other Transaction Documents and to carry out the transactions contemplated hereby and thereby, including the purchase of the Securities.

3.2     Authorization.

(a)     The execution, delivery and performance of this Agreement and the other Transaction Documents and the purchase of the Securities have been duly authorized by all necessary corporate or other action of the Purchaser.

(b)     This Agreement and the other Transaction Documents are valid and binding obligations of the Purchase, enforceable in accordance with their respective terms.

3.3     Investment Status. The Purchaser is purchasing the Securities, and will, upon conversion of such Purchaser’s Note and exercise or such Purchaser’s Warrant, acquire the Underlying Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable Legal Requirements. The Purchaser acknowledges that neither the Securities nor the Underlying Shares have been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available.

3.4     Accredited Investor. The Purchaser is, and will be on each date which such Purchaser converts a Note or exercises a Warrant, an “accredited investor” as defined in Regulation D and one or more of the categories set forth in the Accredited Investor Questionnaire delivered by the Purchaser correctly and in all respects describes the Purchaser, and the Purchaser has so indicated by checking the applicable box or boxes corresponding to the applicable category or categories in his Accredited Investor Questionnaire. The Purchaser acknowledges that the exemption from registration requirements of the Securities Act relied upon by the Company in offering and selling the Securities requires that the Company take reasonable steps to verify that each Purchaser is an accredited investor and that, accordingly, the Company will require certain information, as described in the Accredited Investor Questionnaire, from the Purchaser for that purpose.

3.5     Investment Experience. The Purchaser acknowledges that it has, by reason of its business and financial experience, knowledge, sophistication and experience in financial and business matters and in making investment decisions of the type contemplated by this Agreement that it is capable of (i) evaluating the merits and risks of an investment in the Securities and making an informed investment decision in connection therewith; (ii) protecting its own interest; and (iii) bearing the economic risk of such investment for an indefinite period of time for Securities which are not transferable or freely tradable.

3.5     Opportunities for Additional Information. The Purchaser acknowledges that he has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of the Purchaser’s personal knowledge of the Company’s affairs, the Purchaser has asked such questions and received in writing answers to the full satisfaction of the Purchaser, and the Purchaser desires to invest in the Company. Specifically, but not by way of limitation, the Purchaser acknowledges the Company’s publicly available filings made periodically with the SEC, which filings are available at www.sec.gov and which filings the Purchaser acknowledges reviewing or having had the opportunity of reviewing. The Purchaser acknowledges that the purchase of the Securities involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect the Company’s business, operating results and financial condition. In such an event, the trading price for the Common Stock could decline substantially and Purchaser could lose all or part of its investment. Purchaser is urged to review the risks identified under the Risk Factors section of Company’s Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 8, 2016.

3.6     Rule 144. The Purchaser understands that the Securities and the Underlying Shares must be held indefinitely unless they are registered under the Securities Act or an exemption from registration is available. The Purchaser understands and acknowledges that the Company has neither filed a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the transactions contemplated by this Agreement or the other Transaction Documents. The Purchaser acknowledges that he is familiar with Rule 144 of the rules and regulations of the SEC, as amended, promulgated pursuant to the Securities Act, and that he has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Securities or Underlying Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

3.7     No Shorting. The Purchaser has not engaged in any short sales of the Common Stock or instructed any third parties to engage in any short sales of the Common Stock on his behalf prior to the Closing Date. The Purchaser covenants and agrees that it will not be in a net short position with respect to the shares of Common Stock. For purposes of this Section 3.7, a “net short position” means a sale of Common Stock by a Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Purchaser.

3.8     Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser on its counterpart signature page to this Agreement. If the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser at which its principal place of business is located is the address of the Purchaser on its counterpart signature page to this Agreement.

3.9     General. The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities.

3.10     Investment Banking; Brokerage Fees. The Purchaser has not incurred or become liable for any investment banking fees, brokerage commissions, broker’s or finder’s fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement.

3.11     Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

4.     Company’s Representations and Warranties. The Company represents and warrants to each Purchaser that:

4.1     Organization and Corporate Power.

(a)     The Company is a corporation duly organized, validly existing and in good standing under the laws of New York, and is duly qualified or registered to do business as a foreign corporation in each jurisdiction in which the failure to be so duly qualified or registered has had, or could have, a Material Adverse Effect.

(b)     The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the other Transaction Documents and to carry out the transactions contemplated hereby and thereby, including the issuance of the Securities.

(c)     True, complete and correct copies of the Certificate of Incorporation and the Company’s By-Laws have been filed with the Company Reports , in each case as amended and in effect as of the date hereof (the “Charter Documents”), have been filed as exhibits to the SEC Reports.

4.2     Authorization and Non-Contravention.

(a)     This Agreement and the other Transaction Documents are valid and binding obligations of the Company, enforceable in accordance with their respective terms.

(b)     The execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance and delivery of the Securities, and, upon conversion of the Notes and the exercise of the Warrants, the issuance and delivery of the Underlying Shares, respectively, have been duly authorized by all necessary corporate or other action of the Company.

(c)     The execution and delivery of this Agreement and the other Transaction Documents, the issuance and delivery of the Notes and Warrants, and, upon conversion of the Notes and the exercise of the Warrants, the issuance and delivery of the Underlying Shares, and the performance of the transactions contemplated by this Agreement and the other Transaction Documents, do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a violation of (whether after the giving of notice, lapse of time or both) any provision of the Charter Documents; (ii) subject to the consent and waiver of the Series C/C-2 Investors under the Investors Rights Agreement described in Section 6.1(d), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound; or (iii) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Legal Requirement; except in the case of each of clauses (ii) and (iii), such as would not have a Material Adverse Effect.

(d)     The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of any Form D required to be filed with the SEC and such other filings as are required to be made under applicable federal and state securities laws.

4.3     The Securities. Upon delivery to each Purchaser at the applicable Closing of the Note and Warrant to be purchased by such Purchaser, and upon the Company’s receipt of the Purchase Price payable by such Purchaser, (i) such Purchaser will become the sole record, legal and beneficial owner of (A) such Note, (B) such Warrant and (C) upon conversion of such Note, and the exercise of such Warrant and payment of the exercise price therefor, the Underlying Shares, and the Purchaser will have good and marketable title to the Securities and the Underlying Shares and each shall pass to such Purchaser, free and clear of any Claims, except for the restrictions on transfer created by this Agreement and applicable securities laws; and (ii) the Note and the Warrant to be issued to such Purchaser at the Closing have been duly authorized by all necessary corporate action and shall be validly issued and outstanding, fully paid and non-assessable. The Conversion Shares, when issued upon the terms and subject to the conditions set forth in this Agreement and the Note, and the Warrant Shares, when issued upon the terms and subject to the conditions set forth in this Agreement and the Warrant, will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and non-assessable, free and clear of all Claims of any kind and the holders (other than restrictions on transfer created by this Agreement and applicable securities laws) shall be entitled to all rights accorded to a holder of Common Stock.

4.4     Capitalization.

(a)     As of the date hereof immediately prior to the consummation of the Initial Closing, the authorized capital stock of the Company consists of (i) 400,000,000 shares of Common Stock, of which (A) 45,796,765 shares are currently outstanding, (B) 52,010,721 shares are reserved for issuance upon conversion of the outstanding Preferred Stock (defined below), (C) 3,302,750 shares are reserved for issuance upon the exercise of Common Stock purchase warrants other than the Warrants, (D) 2,367,000 shares reserved for issuance upon the exercise of options outstanding under the 2011 Stock Option Plan, (E) 633,000 shares reserved for issuance upon the future grant of options under the 2011 Stock Option Plan, (F) 3,000,000 shares are reserved for issuance pursuant to the 2016 Stock Option Plan in respect of future awards under such plan, (G) 6,965,000 shares are reserved for issuance upon the exercise of non-plan options, and (H) no other shares are reserved for issuance for any purpose, and (ii) 100,000,000 shares of Preferred Stock, of which (A) 3,300,000 shares are designated as “Class A Non-Voting Cumulative Convertible Preferred Stock”, of which 543,221 shares are issued and outstanding and which shares are convertible into 543,221 shares of Common Stock, (B) 300,000 shares are designated as “Class B Non-Voting Cumulative Convertible Preferred Stock”, of which 67,500 shares are issued and outstanding and which shares are convertible into 67,500 shares of Common Stock, (C) 16,250,000 shares are designated as “Series C Voting Convertible Preferred Stock”, all of which are issued and outstanding and which shares are convertible into 16,250,000 shares of Common Stock, (D) 25,000,000 shares are designated as “Series C-2 Voting Convertible Preferred Stock”, all of which are issued and outstanding and which shares are convertible into 25,000,000 shares of Common Stock, and (E) 10,000,000 shares are designated as “Series C-3 Voting Convertible Preferred Stock” (the “Series C-3 Preferred Stock”). As of August 11, 2016, 5,088,000 shares of Series C-3 Preferred Stock are issued and outstanding and are convertible into 5,088,000 shares of Common Stock. Concurrently with the offering and sale of the Securities pursuant to this Agreement, an additional 4,912,000 shares of Series C-3 Preferred Stock are being offered for sale in a private placement pursuant to Rule 506(c) of Regulation D to “accredited investors” as defined in Regulation D at the price of $0.25 per share (the “Series C-3 Preferred Stock Offering”). The Series C-3 Preferred Stock is currently scheduled to expire at 5:00 p.m. eastern time on September 1, 2016. The Company is not a party to a “rights plan”, or “poison pill” agreement.

(b)     As of the date hereof immediately prior to the consummation of the Initial Closing, except as set forth above there are no outstanding options, warrants, or other rights to purchase any shares capital stock of the Company and no outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of the Company. Except for the obligations of the Company to issue and sell the Securities pursuant this Agreement, there are no commitments, agreements or arrangements of any kind relating to the issuance of any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for, any shares of capital stock of the Company.

(c)     All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, fully paid and non-assessable, and have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws.

(d)     Except as provided in the Investors Rights Agreement, there are (i) no preemptive rights, rights of first refusal, put or call rights or obligations with respect to the issuance, sale or redemption of the Company’s capital stock or any interests therein, or (ii) no rights to have the Company’s capital stock registered for sale to the public in connection with the laws of any jurisdiction and (iii) no documents, instruments or agreements relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock.

4.5     Subsidiaries; Investments. Except as disclosed in the SEC Reports, the Company does not have any Subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. Each of the Subsidiaries of the Company is wholly owned, directly or indirectly, by the Company and there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of any such Subsidiary.

4.6     SEC Reports; Financial Statements.

(a)     The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports incorporated by reference herein include without limitation the Form 10-K for the fiscal year ended December 31, 2015, including the audited financial statements included therein, and the Form 10-Q for the quarter ended March 31, 2016, including the unaudited interim financial statements included therein.

(b)     As of their respective dates, the SEC Reports or any amendments thereof, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Reports, and none of the SEC Reports or to the extent such reports were amended, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)     As of their respective dates, except as set forth therein or in the notes thereto, the financial statements contained in the SEC Reports and the related notes (the “Financial Statements”) complied as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements: (i) were prepared in accordance with GAAP, consistently applied during the periods involved (except (A) as may be otherwise indicated in the notes thereto or (B) in the case of unaudited interim statements, to the extent that they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments) and (iii) are in all material respects in accordance with the books of account and records of the Company and its consolidated Subsidiaries (except as may be otherwise noted therein).

4.7     No Material Adverse Changes. Since the date of the latest audited financial statements included within the SEC Reports, (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, and (c) the Company has not altered its method of accounting.

4.8     Transactions with Affiliates. Since January 1, 2016, there has been no transaction, or series of related transactions, agreements, arrangements or understandings, nor is there any proposed transaction, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC under the Securities Act that have not been disclosed in the SEC Reports.

4.9     Regulatory Material Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.10     Title to Assets. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all Claims, except for Permitted Encumbrances. The Company owns no real property. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

4.11     Tax Matters. The Company and its Subsidiaries have filed all required tax returns and reports that are now required to be filed by them in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon the Company, its Subsidiaries or their respective assets, including unemployment and, social security, and real estate taxes. The Company and its Subsidiaries have paid all taxes which are now due and payable, or, with respect to those taxes which are being contested in good faith, the Company and its Subsidiaries have made an appropriate reserve on their respective financial statements for the same. No taxing authority has asserted or assessed any additional tax liabilities against the Company and its Subsidiaries which are outstanding on this date, and the Company and its Subsidiaries have filed for any extension of time for the payment of any tax or the filing of any tax return or report.

4.12     Intellectual Property.

(a)     To the Knowledge of the Company, the Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the Knowledge of the Company, all such Intellectual Property Rights are enforceable.

(b)     No third party has claimed or, to the Knowledge of the Company, has reason to claim that any Person employed by or affiliated with the Company has (i) violated or may be violating any of the terms or conditions of such Person’s employment, non-competition, non-disclosure or similar agreement with such third party; (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its employees. To the Company’s Knowledge, no Person employed by or affiliated with the Company has used or proposes to use any trade secret or any information or documentation proprietary to any other Person in connection with the Company’s business.

4.13     Litigation. There is no litigation or governmental or administrative proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries affecting their properties or assets of the Company.

4.14     Employees. Neither the Company nor its Subsidiaries have any collective bargaining arrangements or agreements covering any of their employees. Except as disclosed in the SEC Documents, neither the Company nor its Subsidiaries have any employment contract, or any other similar contract relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary.

4.15     Compliance with Legal Requirements. The Company complies and has at all times complied in all material respects with all applicable Legal Requirements, and the Company has not received notice from any governmental authority or any other Person of any alleged violation or noncompliance.

4.16     Insurance Coverage. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the Company’s Knowledge, the Company will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

4.17     Investment Banking; Brokerage. There are no claims for investment banking fees, brokerage commissions, broker’s or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company.

4.18     Private Placement. Assuming the accuracy of the each Purchaser’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

4.19     Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.20     Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 4, THE COMPANY MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF ITS ASSETS, LIABILITIES OR OPERATIONS.

5.     Restrictions on Transfer and Resale; Legends.

5.1     Restrictions on Transfer and Resale. Each Purchaser agrees that he shall not pledge, hypothecate, sell, transfer, assign or otherwise dispose of part or all of the Notes, the Warrants or the Underlying Shares until:

(a)     a registration statement under the Securities Act (or any other form appropriate for the purpose under the Securities Act or any form replacing any such form) with respect to the Notes, the Warrants or the Underlying Shares, as applicable, or any part thereof proposed to be so disposed of shall be then effective and such disposition shall have been appropriately qualified in accordance with any other applicable securities law; or

(b)     all of the following shall occur:

(i)     the Purchaser shall have furnished the Company with a reasonably detailed explanation of the proposed disposition including, without limitation, the name of proposed purchaser, the purchase price and payment terms for the Notes, the Warrants or the Underlying Shares, as applicable;

(ii)     if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of the Purchaser’s counsel in form and substance reasonably satisfactory to the Company or other evidence reasonably satisfactory to the Company to the effect that the proposed transfer complies with applicable provisions of the Securities Act and any applicable blue sky laws and will not require registration of such Shares or any part thereof under the Securities Act or qualification of such Notes, the Warrants or the Underlying Shares, as applicable, or any part thereof under any other securities law, provided that the Company will not require such a legal opinion (x) in any transaction in compliance with Rule 144; or (y) in any transaction in which the Purchaser distributes Notes, the Warrants or the Underlying to an Affiliate of the Purchaser for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 5.1.

5.2     Legends. Each certificate representing the Underlying Shares which may be issued by the Company shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

6.     Closing Conditions and Deliverables.

6.1     Company Conditions. The obligation of the Company to consummate the transactions contemplated hereunder at the applicable Closing with any Purchaser is subject to the satisfaction or waiver by the Company, on or before the applicable Closing, of the following conditions:

(a)     The representations and warranties of such Purchaser contained in Section 3 shall be true, complete and correct in all respects as of the date hereof and, as of the applicable Closing Date as though such representations and warranties had been made on and as of such date.

(b)     Such Purchaser shall have performed and complied in all material respects with all agreements contained herein, and in any other Transaction Document which are required to be performed or complied with by them prior to or at the time of the applicable Closing Date.

(c)     Except for notices or filings required or permitted to be filed after the applicable Closing Date with federal and state securities commissions, the Company shall have obtained the written consent or approval of, or shall have filed any applicable notice or filing with, each Person whose consent or approval is required, or with whom a notice or filing is required, in connection with the transactions contemplated hereunder.

(d)     The Company shall have obtained the consent of the Series C/C-2 Investors under the Investors Rights Agreement to the sale and issuance of the Securities and the waiver of the Series C/C-2 Investors to their rights of first refusal under the Investors Rights Agreement with respect to the sale and issuance of the Securities and such consent and waiver shall remain in full force and effect.

(e)     No Proceeding shall be pending or, to the knowledge of Company, threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated hereby.

6.2     Purchaser Conditions. The obligation of each Purchaser to consummate the transactions contemplated hereunder at the applicable Closing is subject to the satisfaction or waiver by such Investor, on or before the applicable Closing, of the following conditions:

(a)     The representations and warranties of the Company contained in Section 4 shall be true, complete and correct in all material respects as of the date hereof and, as of the applicable Closing Date as though such representations and warranties had been made on and as of such date.

(b)     The Company shall have performed and complied in all material respects with all agreements contained herein which are required to be performed or complied with by them prior to or at the time of the applicable Closing Date.

(c)     No Proceeding shall be pending or, to the Knowledge of Company, threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated hereby.

7.     Indemnification. Each Purchaser, severally and not jointly, hereby agrees to indemnify the Company, and the officers, directors, agents and employees thereof harmless against all liability, costs or expenses (including reasonable attorneys’ fees) arising by reason of or in connection with any misrepresentation or any breach of the representations and warranties of such Purchaser contained in this Agreement, or arising as a result of the sale or distribution of the Securities or the Common Stock issuable upon conversion of the Notes or exercise of the Warrants, by the undersigned in violation of the Securities Act, the Exchange Act or any other applicable law, either federal or state.

8.     Miscellaneous.

8.1     Signature Pages; Additional Investors. Any Additional Purchaser committing to purchase Securities from the Company, and to whom the Company will sell Securities subject to the terms and conditions of this Agreement, shall execute a counterpart signature page hereto by which the Additional Purchaser agrees to be bound by the terms hereof. If the Company, in its sole discretion, agrees to sell and issue additional Securities after the Initial Closing, any Person to whom the Company will sell, and who is committing to purchase, Securities shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Purchaser” for all purposes hereunder. No action or consent by the Purchasers shall be required for such joinder to this Agreement by such Additional Purchaser. In the case of each Additional Purchaser who first purchases Securities after the date of this Agreement, the date as of which such Additional Purchaser became party to this Agreement shall be the date of the Subsequent Closing at which such Additional Purchaser’s Securities are issued.

8.2     No Offer. This Agreement does not constitute an offer to any prospective purchaser of Securities, and no agreement exists or shall exist between the Company and any Purchaser, unless and until the Company and that Purchaser have exchanged the respective deliverables under Section 2.2 or Section 2.3.

8.3     Further Assurances. At such time and from time to time on and after the date hereof upon request by the Purchasers or the Company, the other will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, certificates and assurances that may be reasonably required for the conveying, transferring, assigning, delivering, purchasing and confirming to the Purchasers or the Company all of the Securities or to otherwise carry out the purposes of this Agreement and the agreements, documents and instruments contemplated hereby.

8.4     Complete Agreement. This Agreement and the Transaction Documents sets forth the entire agreement and understanding of the parties concerning the subject matter herein and supersedes all prior agreements and understandings concerning such subject matter. No representation, promise, inducement or statement of intention has been made by or on behalf of any party hereto, or any related party, that is not set forth in this Agreement or the documents referred to herein. The Purchasers acknowledge and agree that the Company is making no representations, warranties and covenants in connection with the purchase and sale of the Notes except as expressly set forth in this Agreement.

8.5     Survival. The representations and warranties contained herein shall survive and remain in full force and effect after the applicable Closing for one (1) year.

8.6     Effect of Waiver. The failure of a party hereto at any time or from time to time to require performance of another party’s obligations under this Agreement shall in no manner affect such party’s right to enforce any provision of this Agreement at a subsequent time, and the waiver by a party hereto of any right arising out of any breach shall not be construed as a waiver of any right arising out of any other or subsequent breach.

8.7     Amendment and Waiver. Any provision of this Agreement may be amended or the observance of any provision may be waived, and the exercise of any right or remedy may be forborne upon the consent of the Company and Purchasers representing a majority of the outstanding Securities. Any amendment or waiver effected in accordance with this Section 8.7 shall be binding upon each Purchaser and each transferee of the Securities and the Underlying Shares, regardless of whether he, she or it has given its written consent. Notwithstanding the foregoing, if any amendment or waiver materially and adversely treats one or more Purchasers in a manner that is disproportionate to such treatment of all other Purchasers, such amendment or waiver shall also require the written consent of the Purchasers disproportionately treated. This Section 8.7 may not be amended without the written consent of the Company and all Purchasers. Written notice of any amendment, waiver or forbearance under this Section 8.7 shall be given to the record holders of the Securities.

8.8     Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon personal delivery; or (ii) on the third day following depositing the same in the United States mail, certified or registered, return receipt requested with postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, to the parties at their addresses set forth below: (or such other address as a party may designate by notice in accordance with this Section):

if to the Company, to:

CurAegis Technologies, Inc.

1999 Mt. Read Boulevard, Building 3

Rochester, New York 14615

Attention: Chief Executive Officer

With a copy to (which shall not constitute notice):

Woods Oviatt Gilman LLP

2 State Street

700 Crossroads Building

Rochester, NY 14614

Attention: Gordon E. Forth

if to Purchaser, to the address set forth on the Purchaser’s counterpart signature page to this Agreement.

8.9     Expenses. The Company and the Investors shall each pay their own expenses incident to the Transaction Documents and the preparation for, and consummation of, the transactions provided for herein and therein.

8.10     Interpretation. When a reference is made to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule of or to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. References to “dollars” or “$” are to U.S. dollars. The terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement. This Agreement was prepared jointly by the parties hereto and no rule that it be construed against the drafter will have any application in its construction or interpretation. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

8.11     Governing Law and Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without reference to conflict of laws principles that would result in the application of the law of any other jurisdiction. The parties hereto agree that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in Monroe County, State of New York. The parties hereto irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

8.12     Titles and Headings; Construction. The Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular, or plural as the identity of the person or persons may require. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

8.13     Benefit. Except for the rights to indemnification under Section 7, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.14     Counsel. Each party to this Agreement acknowledges that Woods Oviatt Gilman LLP acted solely as counsel to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby and that he, she or it retained or had sufficient opportunity to retain independent legal counsel and other advisors in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

8.15     Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Notes.

8.17     Severability. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

8.16     Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

[Company Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF the Company has executed this Agreement as of the date first written above.

CURAEGIS TECHNOLOGIES, INC.

By: /s/ Kathleen A. Browne

Name: Kathleen A. Browne

Title:     Chief Financial Officer

[Purchaser Counterpart Signature Page to Securities Purchase Agreement]

The undersigned Purchaser hereby executes the Securities Purchase Agreement and hereby irrevocably authorizes this signature page to be attached thereto.

INDIVIDUALS SIGN BELOW:

/s/ Emil D. Duda	Emil D. Duda
Purchaser’s Signature*	Print Purchaser’s Name

Date: August 25, 2016

LIMITED LIABILITY COMPANIES, CORPORATIONS, PARTNERSHIPS, TRUSTS AND OTHER ENTITIES SIGN BELOW:

Name of Entity: The Emil Duda Revocable Trust Dated January 1, 2008

By: Emil D. Duda

Title: Trustee

Date: August 25, 2016

Amount of Purchase Price: $ 250,000

ALL PURCHASERS COMPLETE THE ADDRESS SECTION

Principal Residence Address:	Mailing Address, if different from
Residence Address

___________________________	____________________________

___________________________	____________________________

___________________________	____________________________

Electronic Mail: __________________________

[Purchaser Counterpart Signature Page to Securities Purchase Agreement]

The undersigned Purchaser hereby executes the Securities Purchase Agreement and hereby irrevocably authorizes this signature page to be attached thereto.

INDIVIDUALS SIGN BELOW:

/s/ Joseph Lapczenski	Joseph Lapczenski
Purchaser’s Signature*	Print Purchaser’s Name

Date: August 25, 2016

LIMITED LIABILITY COMPANIES, CORPORATIONS, PARTNERSHIPS, TRUSTS AND OTHER ENTITIES SIGN BELOW:

Name of Entity: ___________________________________________________________

By: ___________________________

Title: __________________________

Date: ____________________

Amount of Purchase Price: $ 20,000

ALL PURCHASERS COMPLETE THE ADDRESS SECTION

Principal Residence Address:	Mailing Address, if different from
Residence Address

____________________________	____________________________

____________________________	____________________________

____________________________	____________________________

Electronic Mail: __________________________

[Purchaser Counterpart Signature Page to Securities Purchase Agreement]

The undersigned Purchaser hereby executes the Securities Purchase Agreement and hereby irrevocably authorizes this signature page to be attached thereto.

INDIVIDUALS SIGN BELOW:

/s/ Douglas Weins	Douglas Weins
Purchaser’s Signature*	Print Purchaser’s Name

Date: August 25, 2016

/s/ Maryellen Weins	Maryellen Weins
Purchaser’s Signature*	Print Purchaser’s Name

Date: August 25, 2016

LIMITED LIABILITY COMPANIES, CORPORATIONS, PARTNERSHIPS, TRUSTS AND OTHER ENTITIES SIGN BELOW:

Name of Entity: ___________________________________________________________

By: ___________________________

Title: __________________________

Date:  _________________________

Amount of Purchase Price: $ 50,000

ALL PURCHASERS COMPLETE THE ADDRESS SECTION

Principal Residence Address:	Mailing Address, if different from
Residence Address

____________________________	____________________________

____________________________	____________________________

____________________________	____________________________

Electronic Mail: __________________________

[Purchaser Counterpart Signature Page to Securities Purchase Agreement]

The undersigned Purchaser hereby executes the Securities Purchase Agreement and hereby irrevocably authorizes this signature page to be attached thereto.

INDIVIDUALS SIGN BELOW:

/s/ Mason Argiropolous	Mason Argiropolous
Purchaser’s Signature*	Print Purchaser’s Name

Date: August 25, 2016

LIMITED LIABILITY COMPANIES, CORPORATIONS, PARTNERSHIPS, TRUSTS AND OTHER ENTITIES SIGN BELOW:

Name of Entity: ___________________________________________________________

By: ___________________________

Title: __________________________

Date: __________________________

Amount of Purchase Price: $ 75,000

ALL PURCHASERS COMPLETE THE ADDRESS SECTION

Principal Residence Address:	Mailing Address, if different from
Residence Address

____________________________	____________________________

____________________________	____________________________

____________________________	____________________________

Electronic Mail: __________________________

[Purchaser Counterpart Signature Page to Securities Purchase Agreement]

The undersigned Purchaser hereby executes the Securities Purchase Agreement and hereby irrevocably authorizes this signature page to be attached thereto.

INDIVIDUALS SIGN BELOW:

/s/ E. Philip Saunders	E. Philip Saunders
Purchaser’s Signature*	Print Purchaser’s Name

Date: August 25, 2016

LIMITED LIABILITY COMPANIES, CORPORATIONS, PARTNERSHIPS, TRUSTS AND OTHER ENTITIES SIGN BELOW:

Name of Entity: ___________________________________________________________

By: ___________________________

Title: __________________________

Date: __________________________

Amount of Purchase Price: $ 500,000

ALL PURCHASERS COMPLETE THE ADDRESS SECTION

Principal Residence Address:	Mailing Address, if different from
Residence Address

___________________________	___________________________

___________________________	___________________________

___________________________	___________________________

Electronic Mail: __________________________

Exhibit A

Form of Convertible Promissory Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR WITHOUT DELIVERING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CURAEGIS TECHNOLOGIES, INC.

CONVERTIBLE PROMISSORY NOTE

$[__________]	August __, 2016

FOR VALUE RECEIVED, CURAEGIS TECHNOLOGIES, INC., a New York corporation (the “Company”), promises to pay to [______________________] (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of [_______________] Dollars ($[______]) (the “Principal Amount”), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 6.0% per annum the (“Interest Rate”), computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable, if not earlier converted, on August [___], 2021 (the “Maturity Date”). This Note is one of the “Notes” issued pursuant to that Securities Purchase Agreement dated August [__], 2016 (as amended, modified or supplemented, the “Securities Purchase Agreement”), between the Company and the Investors (as defined in the Securities Purchase Agreement). The maximum principal amount of all of the Notes shall not exceed, in aggregate, Three Million Dollars ($3,000,000).

The Investor hereby appoints and authorizes any combination of the Investors (as defined in the Securities Purchase Agreement) who, collectively, represent a majority of the outstanding principal under all of the Notes (together, the “Requisite Investors”) to take all actions and exercise all rights on the Investor’s behalf under this Note, in the sole and absolute discretion of the Requisite Investors, without the requirement of receiving consent from the Investor, but with the requirement of delivering written notice to the Company in accordance with the provisions of Section 14 hereof at least five (5) days prior to the taking of any such action or the exercise of any such right, except that the Requisite Investors shall not, without the Investor’s prior written consent, (a) exercise any such right as to the Investor which would increase or decrease the Principal Amount or the Interest Rate or (b) exercise any such right as to the Investor unless the exercise thereof applies equally to all of the Investors in the same relative fashion. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Investors as a payment of principal.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.     Definitions. As used in this Note, the following capitalized terms have the following meanings:

A.     “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

B.     “Common Stock” means the Company’s common stock, par value $0.01 per share.

C.     “Conversion Price” means $0.25, subject to adjustment as set forth in Section 6.

D.     “Event of Default” has the meaning given in Section 4 hereof.

E.     “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

F.     “Issuance Date” means the date first written above.

G.     “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, the Securities Purchase Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

H.     “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

I.     “Securities Act” shall mean the Securities Act of 1933, as amended.

J.     “Securities Purchase Agreement” has the meaning given in the introductory paragraph hereof.

2.     Interest. Accrued interest on this Note shall be payable in arrears on the first anniversary of the Issuance Date and on each March 31, June 30, September 30 and December 31 thereafter until this Note has been paid in full.

3.     Prepayment. The Company may, on at least ten (10) days’ prior written notice to the Investor, prepay this Note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The Investor shall have all rights available to it pursuant to this Note, including conversion rights, through the date of such prepayment.

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4.     Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Notes issued under the Securities Purchase Agreement:

A.     the Company fails to pay (i) the principal amount of this Note when due or (ii) any interest or any other amount due under this Note when due and such failure continues for five (5) days;

B.     the Company fails to observe or perform in any material respect any of its covenants or obligations contained in the Note or the Securities Purchase Agreement and such failure continues for more than thirty (30) days after delivery of written notice thereof;

C.     any representation or warranty made or deemed made by the Company to the Investor in the Securities Purchase Agreement is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made;

D.     the Company makes an assignment for the benefit of creditors; (ii) an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; (iii) any order for relief with respect to the Company is entered under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency law; (iv) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application in (iv) above is filed, or any such proceeding is commenced, against the Company and either (x) the Company by any act indicates its approval thereof, consents thereto or acquiesces therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days;

E.     the Company fails to pay when due any indebtedness for borrowed money (other than indebtedness under the Notes) in excess of $100,000 in aggregate principal amount and such failure continues after the applicable grace or cure period, if any, specified in the agreement or instrument relating to such indebtedness; or

F.     a final judgment for the payment of money in excess of $100,000 shall be filed against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

5.     Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 4(b)) and at any time thereafter during the continuance of such Event of Default, the Investor may, by written notice to the Company, declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Securities Purchase Agreement to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Section 4(d), immediately and without notice, all outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Securities Purchase Agreement to the contrary notwithstanding.

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6.     Conversion.

A.     The Investor may, at the Investor’s option, at any time while any Principal Amounts remains outstanding, convert the then-outstanding Principal Amount or any portion thereof (the “Conversion Amount”), into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) determined by dividing the Conversion Amount by the Conversion Price then in effect. The Investor may exercise the right to convert all or any portion of the Conversion Amount by delivering to the Company (i) an executed and completed notice of conversion in the form attached to this Note as Exhibit A (the “Notice of Conversion”) to the Company and (ii) this Note. The business day on which a Notice of Conversion and this Note are delivered to the Company in accordance with the provisions hereof shall be deemed a “Conversion Date.” The Company will transmit the certificates representing Conversion Shares issuable upon such conversion of this Note to the Investor via express courier within a reasonable time after the Conversion Date. No fractional shares shall be issued upon conversion of this Note. The amount of any of the Conversion Amount which is less than a whole share of Common Stock shall be paid to the Investor in cash. Any delay due to such circumstance shall not be an event of default under this Note.

B.     The Principal Amount of this Note, and any accrued interest thereon, shall be reduced by the Principal Amount indicated on the Notice of Conversion upon the proper receipt by the Investor of the Conversion Shares due upon such Notice of Conversion.

C.     The Conversion Price shall be adjusted as follows:

i)     If the Company shall at any time after the Issuance Date subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

ii)     If the Company shall at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of Investors of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price shall be proportionately reduced; provided, however, that if such record date is fixed and such dividend is not fully paid, or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed to reflect that such dividend was not fully paid or that such distribution was not fully made.

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D.     If Company at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of Company other than shares of Common Stock, then and in each such event provision shall be made so that Investor shall receive upon exercise of the conversion right of this Note, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of Company which Investor would have received had the Conversion Amount of this Note been exercised on the date of such event and had it thereafter, during the period from the date of such event to and including the date of conversion or purchase, retained such securities receivable during such period.

E.     If the Common Stock issuable upon the conversion of this Note or option to purchase is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a transaction described elsewhere in this Section 6), then, and in any such event, each Investor shall have the right thereafter, upon conversion of this Note or purchase pursuant to option to receive the kind and amount of stock and other securities and property receivable upon such reorganization or other change, in an amount equal to the amount that Investor would have been entitled to had it immediately prior to such reorganization, reclassification or change converted this Note, but only to the extent this Note is actually converted, all subject to further adjustment as provided herein

7.     Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Requisite Investors. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

8.     No Rights as a Stockholder. This Note does not by itself entitle the Investor to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Investor, shall cause the Investor to be a stockholder of the Company for any purpose.

9.     Governing Law. This Note and all actions arising out of or in connection with Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state. The parties hereto agree that all proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced exclusively in the state and federal courts sitting in Monroe County, State of New York. The parties hereto irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding

10.     Successors and Assigns. Subject to the restrictions on transfer and assignment described in Section 11 and Section 12, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

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11.     Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Securities Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

12.     Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of each of the Investors.

13.     Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Investor at the address set forth on the books and records of the Company or at such other place as may be designated by the Investor in writing to the Company in accordance with the provisions of this Section 13, and to the Company at the Company’s principal place of business, or to such e-mail address, facsimile number or address as subsequently modified by written notice in accordance with the provisions of this Section 13.

14.     Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Securities Purchase Agreement or pursuant to the terms of such Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

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15.     Payment. Payment shall be made in lawful tender of the United States.

16.     Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

17.     Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

CURAEGIS TECHNOLOGIES, INC.

By:

Name: Kathleen A. Browne

Title:     Chief Financial Officer

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE]

EXHIBIT A

NOTICE OF CONVERSION

Reference is made to that Convertible Promissory Note dated August [__], 2016 (the “Note”) in the original principal amount of $[___________] issued to the undersigned by CurAegis Technologies, Inc., a New York corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Note.

Pursuant to Section 6 of the Note, the undersigned hereby irrevocably elects to convert $[______________] in Principal Amount of the Note outstanding on the date hereof into shares of Common Stock (“Conversion Shares”) at the Conversion Price in effect on the date hereof and on the terms and subject to the conditions set forth in Section 6 of the Note.

If the Conversion Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to undersigned for any conversion except as provided herein.

Name:

Signature:

Date:

Exact name in which Conversion Shares should be issued:

Address to which certificates representing Conversion Shares should be delivered:

Exhibit B

Form of Common Stock Purchase Warrant

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR WITHOUT DELIVERING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

August [__], 2016

CURAEGIS TECHNOLOGIES, INC.

COMMON STOCK PURCHASE WARRANT

VOID AFTER 5:00 P.M., EASTERN TIME,

ON THE EXPIRATION DATE

FOR VALUE RECEIVED, CURAEGIS TECHNOLOGIES, INC., a New York corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, at any time commencing on the date hereof but no later than 5:00 p.m., Eastern Time, on August [__], 2026 (the “Expiration Date”), to [________________] or his registered assigns (the “Holder”), under the terms as hereinafter set forth, [________________] (_________)’1 fully paid and non-assessable shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), at a purchase price per share equal to $[___]2 (the “Exercise Price”), pursuant to the terms and conditions set forth in this Common Stock Purchase Warrant (this “Warrant”). The number of shares of Common Stock issued upon exercise of this Warrant (“Warrant Shares”) and the Exercise Price are subject to adjustment in certain events as hereinafter set forth.

This Warrant is issued pursuant to that certain Securities Purchase Agreement among the Holder, certain other persons and the Company, dated as of August [__], 2016.

1.     Exercise of Warrant.

(a)     The Holder may exercise this Warrant according to the terms and conditions set forth herein by delivering to the Company, at the address set forth in Section 9 prior to 5:00 p.m., Eastern Time, on the Expiration Date (i) this Warrant, (ii) the Subscription Form attached hereto as Exhibit A (the “Subscription Form”) (having then been duly executed by the Holder), (iii) cash, a certified check or a bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of Warrant Shares specified in the Subscription Form.

(b)     This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional Warrant Shares. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form to this Warrant, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

1 10% of the number of shares of Common Stock into which the Investor's note is convertible as of the closing date.

2 Lesser of $0.25 or 60% of closing market price of the Common Stock on the date of the initial closing under the Securities Purchase Agreement.

(c)     No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of such fractional Warrant Shares, the Company shall pay cash in an amount equal to the Exercise Price multiplied by the applicable fraction.

(d)     In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for Warrant Shares so purchased, registered in the name of the Holder on the stock transfer books of the Company, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for Warrant Shares is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the Company’s stock transfer books are open. Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Shares on exercise of this Warrant.

2.     Disposition of Warrant Shares and Warrant.

(a)     The Holder hereby acknowledges that: (i) this Warrant and any Warrant Shares purchased pursuant hereto are not being registered (A) under the Securities Act of 1933 (the “Securities Act”) on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering, or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and (ii) that the Company’s reliance on the registration exemption under Section 4(2) of the Securities Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder. The Holder represents and warrants that he, she, or it is acquiring this Warrant and will acquire Warrant Shares for investment for his own account, with no present intention of dividing his participation with others or reselling or otherwise distributing this Warrant or Warrant Shares.

(b)     The Holder hereby agrees that it will not sell, transfer, pledge or otherwise dispose of (collectively, “Transfer”) all or any part of this Warrant and/or Warrant Shares unless and until (A) the securities to be transferred are eligible for transfer under Rule 144 under the Securities Act, (B) there is in effect a registration statement under the Securities Act covering the proposed transaction, or (C) he shall have first have given notice to the Company describing such Transfer and furnished to the Company (i) a statement from the transferee, whereby the transferee represents and warrants that he, she, or it is acquiring this Warrant and will acquire Warrant Shares, as applicable, for investment for his own account, with no present intention of dividing his participation with others or reselling or otherwise distributing this Warrant or Warrant Shares, as applicable, and either (ii) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed Transfer may be made without registration under the Securities Act and without registration or qualification under any state law, or (iii) an interpretative letter from the U.S. Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act. It is agreed that, provided an opinion of counsel is not required by the Company’s transfer agent, (i) the Company shall not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances, and (ii) no registration statement or opinion of counsel shall be necessary for a transfer without consideration by a Holder to an Affiliate of such Holder or without consideration by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interests in the limited liability company, (D) an individual Holder to such Holder’s Immediate Family Member or a trust for the benefit of the individual Holder or an Immediate Family Member thereof. As used in this Section 2(b), “Affiliate,” as used in this Section, means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including without limitation any general partner, managing member, officer or director of such person, and “Immediate Family Member” means, with respect to a specified person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(c)     If, at the time of issuance of Warrant Shares, no registration statement is in effect with respect thereto under applicable provisions of the Securities Act and Rule 144 or another similar exemption under the Securities Act is not available for the sale of all of such Warrant Shares without limitation during a three-month period without registration, the Company may, at its election, require that (i) the Holder provide written reconfirmation of the Holder’s investment intent to the Company, and (ii) any stock certificate evidencing Warrant Shares shall bear legends reading substantially as follows:

“THE SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE COMPANY. COPIES OF SUCH RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE (OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES) SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT HAVE BEEN COMPLIED WITH.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate evidencing Warrant Shares, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.     Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all Warrant Shares will be duly authorized and will, upon issuance and payment of the exercise price therefor, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and encumbrances with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4.     Exchange, Transfer or Assignment of Warrant. Subject to Section 2, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of the Company (“Warrants”) of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder. Subject to Section 2, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form attached hereto as Exhibit B (the “Assignment Form”) duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in the Assignment Form and this Warrant shall promptly be canceled. Subject to Section 2, this Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5.     Capital Adjustments. This Warrant is subject to the following further provisions:

(a)     Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the Warrant Shares immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Warrant Shares immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

(b)     Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant shall be proportionately adjusted.

(c)     Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

(d)     Price Adjustments. Whenever the number of Warrant Shares purchasable upon exercise of this Warrant is adjusted pursuant to Sections 5(a), 5(b) or 5(c), the Exercise Price shall be proportionately adjusted.

(e)     Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

6.     Notice to Holders.

(a)     Notice of Record Date. In case:

(i)     the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii)     of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)     of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least twenty (20) calendar days prior to the record date therein specified, or if no record date shall have been specified therein, at least twenty (20) days prior to such specified date.

(b)     Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make available and have on file for inspection a certificate signed by its Chairman, Chief Executive Officer, President or a Vice President, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment.

7.     Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

8.     Warrant Holder Not a Shareholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a shareholder of the Company, including but not limited to voting rights.

9.     Notices. Any notice provided for in this Warrant must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to the Company:

CurAegis Technologies, Inc.

1999 Mt. Read Boulevard, Building 3

Rochester, New York 14615

Attention: Chief Executive Officer

If to the Holder:

To the address of such Holder set forth on the books and records of the Company,

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Warrant will be deemed to have been given (a) if personally delivered, upon such delivery, (b) if mailed, five days after deposit in the U.S. mail, or (c) if sent by reputable overnight courier service, one business day after such services acknowledges receipt of the notice.

10.     Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be executed on the date first written above.

CURAEGIS TECHNOLOGIES, INC.

By:

Name:   Kathleen A. Browne

Title:     Chief Financial Officer

[SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

Exhibit A

Subscription form

CurAegis Technologies, Inc.

1999 Mt. Read Boulevard, Building 3

Rochester, New York 14615

Attention: Chief Executive Officer

The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase ____________ shares of Company’s common stock, par value $0.01 per share (“Common Stock”), issuable upon exercise of the attached Warrant, and (2) makes payment in full of the purchase price therefore by enclosure of cash, a certified check or bank draft, and (3) requests that certificates for such shares of Common Stock be issued in the name of:

(Please print the Warrant holder’s name, address and Social Security/Tax Identification Number)

________________________________________________

________________________________________________

________________________________________________

and (4) if such number of shares of Common Stock shall not be all the shares receivable upon exercise of the attached Warrant, requests that a new Warrant for the balance of the shares covered by the attached Warrant be registered in the name of, and delivered to:

(Please print name, address and Social Security/Tax Identification Number)

________________________________________________

________________________________________________

________________________________________________

In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Dated: _____________________                  _________________________________

PRINT WARRANT HOLDER NAME

Name: ____________________________

Title: _____________________________

EXHIBIT B

ASSIGNMENT FORM

CurAegis Technologies, Inc.

1999 Mt. Read Boulevard, Building 3

Rochester, New York 14615

Attention: Chief Executive Officer

FOR VALUE RECEIVED,                                hereby sells, assigns and transfers unto

(Please print assignee’s name, address and Social Security/Tax Identification Number)

________________________________________________

________________________________________________

________________________________________________

the right to purchase the common stock, par value $0.01 per share, of CurAegis Technologies, Inc., a New York corporation (the “Company”), represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated: _____________________                   _________________________________

PRINT WARRANT HOLDER NAME

Name: ____________________________

Title: _____________________________

Exhibit C

Accredited Investor Questionnaire

EXHIBIT C

CURAEGIS TECHNOLOGIES, INC.

Accredited Investor Questionnaire

The Purchaser hereby represents and warrants to CurAegis Technologies, Inc., a New York corporation formerly known as Torvec, Inc. (the “Company”), as an integral part of that Securities Purchase Agreement by and between the Company and the Purchaser (the “Securities Purchase Agreement”), pursuant to which the Purchaser shall purchase Notes and Warrants (in each case as defined therein), that the Purchaser is an accredited investor based on the category or categories designated by the Purchaser below. Unless the Purchaser previously participated in a Rule 506 offering by the Company of its securities to “accredited investors” completed prior to September 23, 2013, and continues to hold the securities it acquired from the Company in such prior offering(s), additional documentation is required to verify accredited investor status, and should be submitted as noted below. Third parties, such as a certified public accountant, licensed attorney, registered broker-dealer, or registered investment adviser, may certify the Purchaser’s accredited investor status by reviewing the verifying documentation and providing their information in the Third Party Verification section below. The Purchaser acknowledges that the Company shall have no obligation to consummate the sale of the Notes and Warrants pursuant to the Securities Purchase Agreement if the required documents (or other documents or evidence acceptable to the Company) are not submitted.

Name of Purchaser(s):

Please initial below to designate the description that qualifies you as an accredited investor.

_____ Initials	1. The Purchaser is a director or executive officer of the Company.

_____ Initials

2. The Purchaser is a natural person whose net worth, either individually or jointly with such person’s spouse, at the time of his or her purchase, exceeds $1,000,000.

●      Note: As used above, the term “net worth” means the excess of total assets over total liabilities. In calculating net worth, the Purchaser must exclude the value of the Purchaser’s primary residence as an asset and exclude any indebtedness secured by the primary residence, up to the fair market value of the residence. If the total amount of indebtedness secured by the primary residence in excess of the fair market value of the residence, the excess should be considered a liability and deducted from the Purchaser’s net worth. In addition, if the amount of indebtedness secured by the Purchaser’s primary residence is increased within 60 days prior to a purchase of securities in connection with this Offering, other than as a result of purchasing a new primary residence, the amount of the increase should be included as a liability for purposes of calculating an Purchaser’s net worth, even if the total indebtedness on the primary residence remains below its fair market value.

PLEASE INCLUDE THE FOLLOWING DOCUMENTATION (or (I) your certification that you previously participated in a Rule 506 offering by the Company of its securities to “accredited investors” completed prior to September 23, 2013 and continue to hold the securities you acquired from the Company in such prior offering or (II) the certification of vour third party advisor (CPA, lawyer, broker-dealer or investment advisor)):

(a)            Documents dated within the past 3 months verifying your assets, such as bank statements, brokerage statements, certificates of deposit, tax assessments. 3rd party appraisals; and

(b)            A credit report of a nationwide credit reporting agency, dated within the past 3 months, showing liabilities

_____ Initials	I certify that the attached documentation of my assets and liabilities is accurate, complete and discloses all information regarding liabilities which would be required to make a determination that my net worth exceeds $1,000,000

_____ Initials

3. The Purchaser is a natural person who had individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000 in each of the last two years and reasonably expects to reach the same income level in the current year.

PLEASE INCLUDE THE FOLLOWING DOCUMENTATION (or (I) your certification that you previously participated in a Rule 506 offering by the Company of its securities to “accredited investors” completed prior to September 23, 2013 and continue to hold the securities you acquired from the Company in such prior offering or (II) the certification of vour third party advisor (CPA, lawyer, broker-dealer or investment advisor)):

(a)    IRS tax reporting documents showing my income in excess of $200,000 or with my spouse, in excess of $300,000 for the past 2 years (e.g., any of the following IRS Forms: W-2, 1099, K-l, and 1040).

_____ Initials	I certify that the attached documentation of my income (alone or with my spouse) is accurate and complete. I certify that I or we reasonably expect to earn for the current year the necessary income to meet the status of an accredited investor.

_____ Initials

4. The Purchaser is a corporation, a partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

PLEASE INCLUDE THE FOLLOWING DOCUMENTATION (or (I) your certification that you previously participated in a Rule 506 offering by the Company of its securities to “accredited investors” completed prior to September 23, 2013 and continue to hold the securities you acquired from the Company in such prior offering or (II) the certification of vour third party advisor (CPA, lawyer, broker-dealer or investment advisor)):

(a)           Audited financial statements, dated within the past three months (or older audited financial statements together with interim unaudited statements dated within the past three months) showing total assets in excess of $5,000,000.

(b)           Other documentation satisfactory to the Company demonstrating total assets.

_____ Initials

5. The Purchaser is an entity which falls within one of the following categories of “accredited investors” set forth in Rule 501(a) of Regulation D under the Securities Act:

(a)           A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or a fiduciary capacity.

(b)           A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

(c)           An insurance company as defined in Section 2(13) of the Securities Act.

(d)           An investment company registered under the 1940 Act or as a business development company as defined in Section 2(a)(48) of that Act.

(e)            A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(f)            Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

(g)           Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(h)           An employee benefit plan within the meaning of Title I of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser acting as a plan fiduciary as defined in Section 3(21) of ERISA.

(i)             An employee benefit plan within the meaning of Title I of ERISA with total assets in excess of $5,000,000, whether or not the investment decision regarding this investment was made by a bank, savings and loan association, insurance company or registered investment adviser acting as plan fiduciary.

(j)        A self-directed employee benefit plan within the meaning of Title I of ERISA, if investment decisions are made solely by persons that are accredited Purchasers as defined in Rule 501 of Regulation D under the Securities Act.

(k)       A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purpose is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act.

PLEASE INCLUDE ORGANIZATIONAL AND OTHER DOCUMENTS TO SUBSTANTIATE ACCREDITED INVESTOR STATUS.

_____ Initials

6.  The Purchaser is an entity in which all of the equity owners are accredited Purchasers and described in one or more of the categories set forth in paragraphs 1 through 4 above and has provided evidence of the accredited investor status of each such equity owner with its subscription.

PLEASE INCLUDE APPROPRIATE DOCUMENTS FOR EACH EQUITY OWNER TO SUBSTANTIATE ACCREDITED INVESTOR STATUS.

_____ Initials

7. The Purchaser is a grantor trust (a “Trust”) and (i) the Trust is a revocable trust treated as a grantor trust under Section 676 of the Internal Revenue Code and all income, gain and loss of the Trust is treated as income, gain and loss of the grantor and reported by the grantor on his or her individual income tax return, and (ii) the grantor of the Trust is (A) a natural person whose net worth, either individually or jointly with such person’s spouse, at the time of his or her purchase, exceeds $1,000,000, and/or (B) a natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the last two years and reasonably expects to reach the same income level in the current year.

PLEASE INCLUDE THE TRUST INSTRUMENT AND THE DOCUMENTS DESCRIBED UNDER PARAGRAPHS 1 OR 2 WITH RESPECT TO THE GRANTOR.

_____ Initials

8. The Purchaser is a person who/which is not a “United States Person” as described in Rule 902 of Regulation S under the Securities Act and the Purchaser does not fall within any of the categories set out at items 1 through 5 above.

PLEASE PROVIDE A BRIEF DESCRIPTION OF THE NON-U.S. PERSON; AND EVIDENCE OF NON-U.S. STATUS

Signature of Purchaser	Date

Additional Signature (if required)	Date

PRIOR ACCREDITED INVESTOR PURCHASER CERTIFICATION

The undersigned Purchaser, for purposes of verifying my status as an “accredited investor” as defined under Securities Act of 1933, hereby certifies to CurAegis Technologies, Inc., a New York corporation formerly known as Torvec, Inc. (the “Company”), that the Purchaser previously participated in a Rule 506 offering by the Company of its securities to “accredited investors” completed prior to September 23, 2013 and continues to hold the securities the Purchaser acquired from the Company in such prior offering(s).

Signature of Purchaser:

Date:

Name of Purchaser:

THIRD PARTY VERIFICATION

Third parties such as a certified public accountant, licensed attorney, registered broker-dealer, or registered investment adviser may certify as to the accredited investor status of the Purchaser provided they have reviewed the required documentation as described above. Please provide details of the third party below.

Third Party Name:                                                                                                                           Title:_______________________

Third Party Company Name:                                                                                                  Phone:

Email:

Third Party Relationship (choose one):

☐ Attorney                                ☐ CPA                                    ☐ Broker-Dealer                                      ☐ Registered Investment Adviser

The undersigned Purchaser, for purposes of permitting to CurAegis Technologies, Inc., a New York corporation formerly known as Torvec, Inc. (the “Company”) to verify my status as an “accredited investor” as defined under Securities Act of 1933, hereby request the above-named advisor to certify my status as provided below.

Signature of Purchaser:

Date:

Name of Purchaser:

The undersigned advisor hereby certifies that I am a licensed attorney in good standing, a certified public accountant in good standing, a broker-dealer or an investment advisor registered with the Securities and Exchange Commission. I have reviewed the required documentation based on the category chosen by the above named Purchaser. I certify that the Purchaser meets the status of an accredited investor and satisfies the net worth, income or asset criteria as required.

Third Party Signature:                                                                                                                Date:______________________

Print Name and Title:

For Company Internal Use Only

By:	Name:

Date of Initial Acceptance:	Title: